SUB-ADVISORY AGREEMENT

          SUB-ADVISORY AGREEMENT (the "Agreement") made as of this 14th day of August, 2012 by and between Cornerstone Advisors Inc., a Washington corporation with its principal place of business at 225 -- 108(th) Avenue NE, Suite 400, Bellevue, Washington 98004-5782 (the "Adviser"), and AQR Capital Management, LLC a Delaware limited liability company with its principal place of business at Two Greenwich Plaza, 3(rd) Floor, Greenwich, CT 06830 (the "Sub-Adviser") and solely for the purpose of paying the fee in Section 9, The Advisors' Inner Circle Fund, a Massachusetts voluntary association with its principal place of business at One Freedom Valley Drive, Oaks, PA 19456 (the "Trust").

                              W I T N E S S E T H

          WHEREAS, pursuant to authority granted to the Adviser by the Board of Trustees (the "Board") of the "Trust on behalf of the series set forth on Schedule A to this Agreement (the "Fund") and pursuant to the provisions of the Investment Advisory Agreement dated as of June 22, 2012 between the Adviser and the Fund (the "Management Agreement"), the Adviser has selected the Sub-Adviser to act as sub-investment adviser of the Fund and to provide certain related services, as more fully set forth below, and to perform such services under the terms and conditions hereinafter set forth;

          NOW, THEREFORE, in consideration of the mutual covenants and benefits set forth herein, the Adviser and the Sub-Adviser do hereby agree as follows:

1.        THE SUB-ADVISER'S SERVICES.

          (a) DISCRETIONARY INVESTMENT MANAGEMENT SERVICES. The Sub-Adviser shall act as sub-investment adviser with respect to the Fund. In such capacity, the Sub-Adviser shall, subject to the supervision of the Adviser and the Board, regularly provide the Fund with investment research, advice and supervision and shall furnish continuously an investment program for such Fund assets as may be allocated by the Adviser to the Sub-Adviser from time to time pursuant to Schedule B to this Agreement (each, a "Portfolio"), consistent with the investment objectives and policies of the Fund as stated in the Fund's Registration Statement (defined below). The Sub-Adviser shall determine, from time to time, what investments and/or instruments shall be purchased for the Portfolio, what such investments or instruments shall be held or sold by the Portfolio and what portion of the Portfolio's assets will be invested or held un-invested in cash, including with respect to the investment or redemption of assets to or from any wholly-owned Subsidiary of the Fund for which Sub-Adviser also serves as sub-investment adviser, subject always to the provisions of the Trust's Agreement and Declaration of Trust, By-Laws and the Fund's registration statement on Form N-1A (the "Registration Statement") under the Investment Company Act of 1940, as amended (the "1940 Act"), and under the Securities Act of 1933, as amended (the "1933 Act"), covering Fund shares, as filed with the Securities and Exchange Commission (the "Commission"), and to the investment objectives, policies and restrictions of the Fund as stated in the Fund's


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Registration Statement, as each of the same shall be from time to time in effect (collectively, the "Fund Documentation and Policies"). To carry out such obligations, the Sub-Adviser shall exercise full discretion and act for the Portfolio in the same manner and with the same force and effect as the Fund itself might or could do with respect to purchases, sales or other transactions, as well as with respect to all other such things necessary or incidental to the furtherance or conduct of such purchases, sales or other transactions. Notwithstanding the foregoing, the Sub-Adviser shall, upon written instructions from the Adviser, effect such portfolio transactions for the Portfolio as the Adviser may from time to time direct; provided however, that the Sub-Adviser shall not be responsible or liable for any such portfolio transactions effected upon written instructions from the Adviser and Sub-Adviser shall not be required to follow any such instruction that will cause Sub-Adviser to breach any legal, tax or regulatory requirement applicable to Sub-Adviser or the Portfolio. No reference in this Agreement to the Sub-Adviser having full discretionary authority over the Fund's investments shall in any way limit the right of the Adviser, in its sole discretion, to establish or revise policies in connection with the management of the Fund's assets or to otherwise exercise its right to control the overall management of the Fund's assets.

          (b) COMPLIANCE. The Sub-Adviser agrees to comply with the requirements of the 1940 Act, the Investment Advisers Act of 1940, as amended (the "Advisers Act"), the 1933 Act, the Securities Exchange Act of 1934, as amended (the "1934 Act"), the Commodity Exchange Act and the respective rules and regulations thereunder, as applicable, as well as with all other applicable federal and state laws, rules, regulations and case law that relate to the services and relationships described hereunder and to the conduct of its business as a registered investment adviser. The Sub-Adviser also agrees to comply with the Fund's objectives, policies and restrictions set forth in the Registration Statement, as amended or supplemented, of the Fund, and with any policies, guidelines, instructions and procedures approved by the Board or the Adviser and provided to the Sub-Adviser. In selecting the Portfolio's portfolio securities and performing the Sub-Adviser's obligations hereunder, the Sub-Adviser shall cause the Portfolio to comply with the diversification and source of income requirements of Subchapter M of the Internal Revenue Code of 1986, as amended (the "Code"), for qualification as a regulated investment company. The Sub-Adviser shall have no responsibility for the segregation requirements of the 1940 Act or other applicable law other than to notify the custodian of investments that require segregation and appropriate assets for segregation. The Sub-Adviser shall maintain compliance procedures that it reasonably believes are adequate to ensure the compliance with the foregoing. No supervisory activity undertaken by the Adviser shall limit the Sub-Adviser's responsibility for any of the foregoing, subject to the terms and conditions of this Agreement.

         Adviser hereby agrees to promptly provide Sub-Adviser with the Fund Documentation and Policies, guidelines, policies and procedures of the Fund, Trust or Adviser applicable to the Sub-Adviser's duties and responsibilities hereunder, including any supplements or amendments thereto, prior to the implementation thereof. Notwithstanding anything to the contrary contained in this Agreement, Sub-Adviser shall

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not be responsible for following any provision of the Fund Documentation and
Policies; any instruction provided by the Adviser, the Board, or the Trust; or any policies, guidelines, instructions or procedures approved by the Board or the Adviser, including any amendment or supplement to any of such documentation, unless Sub-Adviser has been provided with a copy of such document, policy or guideline and has been given a reasonable amount of time to implement the terms of such document, policy, guideline or any instruction provided by the Adviser, Board or the Trust.

          (c) PROXY VOTING. Pursuant to Board authority, the Adviser has the authority to determine how proxies with respect to securities that are held by the Fund shall be voted, and the Adviser may delegate the authority and responsibility to vote proxies for the Portfolio's securities to the Sub-Adviser. So long as proxy voting authority for the Portfolio has been delegated to the Sub-Adviser, the Adviser shall provide such assistance to the Sub-Adviser with respect to the voting of proxies for the Portfolio as the Sub-Adviser may from time to time reasonably request, and the Adviser shall promptly forward to the Sub-Adviser any information or documents necessary for the Sub-Adviser to exercise its proxy voting responsibilities. The Sub-Adviser shall carry out such responsibility in accordance with any instructions that the Board or the Adviser shall provide from time to time, and at all times in a manner consistent with Rule 206(4)-6 under the Advisers Act and its fiduciary responsibilities to the Trust. The Sub-Adviser shall provide periodic reports and keep such records relating to proxy voting on behalf of the Portfolio as the Board may reasonably request or as may be necessary for the Fund to comply with the 1940 Act and other applicable law. Any such delegation of proxy voting responsibility to the Sub-Adviser may be revoked or modified by the Board or the Adviser at any time.

The Sub-Adviser is authorized to instruct the Fund's custodian and/or broker(s) to forward promptly to the Sub-Adviser or designated service provider copies of all proxies and shareholder communications relating to securities held in the Portfolio (other than materials relating to legal proceedings against the Fund). The Sub-Adviser may also instruct the Fund's custodian and/or broker(s) to provide reports of holdings in the Portfolio. The Sub-Adviser has the authority to engage a service provider to assist with administrative functions related to voting Portfolio proxies. The Trust shall direct the Fund's custodian and/or broker(s) to provide any assistance requested by the Sub-Adviser in facilitating the use of a service provider. In no event shall the Sub-Adviser have any responsibility to vote proxies that are not received on a timely basis. The Trust acknowledges that the Sub-Adviser, consistent with the Sub-Adviser's written proxy voting policies and procedures, may refrain from voting a proxy if, in the Sub-Adviser's discretion, refraining from voting would be in the best interests of the Fund and its shareholders.

          (d) RECORDKEEPING. The Sub-Adviser shall not be responsible for the provision of administrative, bookkeeping or accounting services to the Fund or Portfolio, except as otherwise provided herein or as may be necessary for the Sub-Adviser to supply to the Adviser, the Trust or its Board the information required to be supplied under this Agreement.

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          The Sub-Adviser shall maintain separate books and detailed records of all matters pertaining to the Portfolio's assets advised by the Sub-Adviser required by Rule 31a-1 under the 1940 Act (other than those records being maintained by the Adviser, or any administrator custodian or transfer agent appointed by the Fund) relating to its responsibilities provided hereunder with respect to the Portfolio, and shall preserve such records for the periods and in a manner prescribed therefore by Rule 31a-2 under the 1940 Act (the "Fund Books and Records"). The Fund Books and Records shall be available to the Adviser and the Board at any time upon reasonable request, shall be delivered to the Trust upon the termination of this Agreement (provided that Sub-Adviser may maintain copies of the books and records for regulatory purposes) and shall be available without unreasonable delay during any day the Trust is open for business.

          (e) HOLDINGS INFORMATION AND PRICING. The Sub-Adviser shall provide regular reports regarding the Portfolio's holdings, and may, on its own initiative, furnish the Adviser, the Trust and its Board from time to time with whatever information the Sub-Adviser believes is appropriate for this purpose. The Sub-Adviser agrees to provide upon request any pricing information of which the Sub-Adviser is aware to the Adviser, Trust, its Board and/or any Fund pricing agent to assist in the determination of the fair value of any Portfolio holdings for which market quotations are not readily available or as otherwise required in accordance with the 1940 Act or the Fund valuation procedures for the purpose of calculating the Trust's net asset value in accordance with procedures and methods established by the Board.

          (f) COOPERATION WITH AGENTS OF THE ADVISER AND THE TRUST. The Sub-Adviser agrees to cooperate with and provide reasonable assistance to the Adviser, the Trust and any Trust custodian or foreign sub-custodians, any Trust pricing agents and all other agents and representatives of the Adviser and the Trust with respect to such information regarding the Portfolio as such entities may reasonably request from time to time in the performance of their obligations, provide responses to reasonable requests made by such persons within a reasonable amount of time from the date of such request and establish appropriate interfaces with each so as to promote the efficient exchange of information and compliance with applicable laws and regulations.

          (g) CONSULTATION WITH OTHER SUB-ADVISERS. In performance of its duties and obligations under this Agreement, the Sub-Adviser shall not consult with any other sub-adviser to the Fund or a sub-adviser to a portfolio that is under common control with the Fund concerning transactions for the Fund, except as permitted by the policies and procedures of the Fund. The Sub-Adviser shall not provide investment advice to any assets of the Fund other than the assets managed by the Sub-Adviser.

2. CODE OF ETHICS. The Sub-Adviser has adopted a written code of ethics that it reasonably believes complies with the requirements of Rule 17j-1 under the 1940 Act, which it has provided to the Adviser and the Trust. The Sub-Adviser shall provide reasonable assurance that its Access Persons (as defined in the Sub-Adviser's Code of Ethics) comply in all material respects with the Sub-Adviser's Code of Ethics, as in effect from time to time. Upon request, the Sub-Adviser shall provide the Trust with (i) a copy of the Sub-Adviser's current Code of Ethics,

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as in effect from time to time, and (ii) a certification that it has adopted procedures reasonably necessary to prevent Access Persons from engaging in any conduct prohibited by the Sub-Adviser's Code of Ethics. Annually, the Sub-Adviser shall furnish a written report, which complies with the requirements of Rule 17j-1, concerning the Sub-Adviser's Code of Ethics to the Adviser and the Trust's Board. The Sub-Adviser shall respond to requests for information from the Adviser and the Trust as to violations of the Code by Access Persons and the sanctions imposed by the Sub-Adviser. The Sub-Adviser shall immediately notify the Adviser and the Trust of any material violation of the Code, whether or not such violation relates to a security held by any Portfolio.

 3. INFORMATION AND REPORTING. The Sub-Adviser shall provide the Adviser, the Trust, and their respective officers with such reasonable periodic reports concerning the obligations the Sub-Adviser has assumed under this Agreement with respect to the Portfolio as the Adviser and the Trust may from time to time reasonably request.

          (a) NOTIFICATION OF BREACH / COMPLIANCE REPORTS. The Sub-Adviser shall notify the Trust's Chief Compliance Officer and Adviser as soon as reasonably practicable upon detection of (i) any material failure to manage any Portfolio in accordance with its investment objectives and policies as disclosed in the Fund's Registration Statement or any applicable law; or (ii) any material breach of any of the Fund's or the Adviser's policies, guidelines or procedures that have been provided to Sub-Adviser. In addition, the Sub-Adviser shall provide a quarterly report regarding the Portfolio's compliance with the Fund's investment objectives and policies disclosed in the Fund's Registration Statement, applicable law, including, but not limited to the 1940 Act and Subchapter M of the Code, and the Fund's and the Adviser's policies, guidelines or procedures provided to Sub-Adviser, as applicable to the Sub-Adviser's obligations under this Agreement. The Sub-Adviser acknowledges and agrees that the Adviser may, in its discretion, provide such quarterly compliance certifications to the Board. The Sub-Adviser agrees to correct any such failure promptly and to take any action that the Board and/or the Adviser may reasonably request in connection with any such breach, provided that such action does not cause Sub-Adviser to breach any legal, tax or regulatory requirement applicable to Sub-Adviser or the Fund. Upon reasonable request, the Sub-Adviser shall also provide the officers of the Trust with supporting certifications in connection with such certifications of Fund financial statements and disclosure controls pursuant to the Sarbanes-Oxley Act, provided that the content of such certifications relates only to the duties and obligations of the Sub-Adviser provided hereunder. The Sub-Adviser will as soon as reasonably practicable, but in no event sooner than it is legally able to do so, notify the Trust in the event (i) the Sub-Adviser is served or otherwise receives notice of any action, suit, proceeding, inquiry or investigation, at law or in equity, before or by any court, public board, or body, involving the affairs of the Trust (excluding class action suits in which a Fund is a member of the plaintiff class by reason of the Fund's ownership of shares in the defendant) or the compliance by the Sub-Adviser with the federal or state securities laws or (ii) an actual change in control of the Sub-Adviser resulting in an "assignment" (as defined in the 1940 Act) has occurred or is otherwise proposed to occur.

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          (b) INSPECTION. Upon reasonable request, the Sub-Adviser agrees to make its records and premises (including the availability of the Sub-Adviser's employees for interviews) to the extent that they relate to the conduct of services provided to the Portfolio or the Sub-Adviser's conduct of its business as an investment adviser reasonably available for compliance audits by the Adviser or the Trust's officers, employees, accountants or counsel; in this regard, the Trust and the Adviser acknowledge that the Sub-Adviser shall have no obligation to make available proprietary information unrelated to the services provided to the Portfolio or any information related to other clients of the Sub-Adviser.

          (c) BOARD AND FILINGS INFORMATION. The Sub-Adviser will also provide the Adviser and Trust with any information reasonably requested regarding its management of the Portfolio required for any meeting of the Board, or for any shareholder report required by the 1940 Act, 1933 Act or 1934 Act, Form N-CSR, Form N-Q, Form N-PX, Form N-SAR, amended registration statement, proxy statement, or prospectus supplement to be filed by the Trust with the Commission. The Sub-Adviser will make its officers and employees available to meet with the Board from time to time on due notice to review its investment management services to the Portfolio in light of current and prospective economic and market conditions and shall furnish to the Board such information as may reasonably be necessary in order for the Board to evaluate this Agreement or any proposed amendments thereto.

          (d) TRANSACTION INFORMATION. The Sub-Adviser shall furnish to the Adviser and the Trust such information concerning portfolio transactions of the Portfolio as may be necessary to enable the Adviser, Trust or their designated agents to perform such compliance testing on the Fund and the Sub-Adviser's services as the Adviser and the Trust may, in their sole discretion, determine to be appropriate. The provision of such information by the Sub-Adviser to the Adviser, Trust or their designated agents in no way relieves the Sub-Adviser of its own responsibilities under this Agreement.

          (e) Notwithstanding any provision to the contrary contained in this Agreement, the Sub-Adviser shall not be required to fulfill any request made by the Adviser, Fund, Board or Trust for reports (including the format thereof) or information regarding the Portfolio, Sub-Adviser and/or services provided under this Agreement unless Sub-Adviser has been given a reasonable amount of time to compile such requested report or information (as applicable) and providing such information or reporting will not cause (i) the Sub-Adviser to breach any legal, tax or regulatory requirement applicable to it; and/or (ii) any loss, damage, liability or competitive disadvantage to any other fund or account managed by Sub-Adviser with a similar investment strategy.

4.        BROKERAGE.

          (a) PRINCIPAL TRANSACTIONS. In connection with purchases or sales of securities for the account of a Portfolio, neither the Sub-Adviser nor any of its directors, officers or


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employees will act as a principal or agent or receive any commission except as permitted by the 1940 Act.

          (b) PLACEMENT OF ORDERS. The Sub-Adviser shall arrange for the placing of all orders for the purchase and sale of securities or instruments for a Portfolio's account with brokers or dealers selected by the Sub-Adviser. In the selection of such brokers or dealers and the placing of such orders, the Sub-Adviser is directed at all times to seek for a Portfolio the most favorable execution available under the circumstances. It is also understood that it is desirable for the Fund that the Sub-Adviser have access to brokerage and research services provided by brokers who may execute brokerage transactions at a higher cost to the Fund than may result when allocating brokerage to other brokers, consistent with section 28(e) of the 1934 Act and any Commission staff interpretations thereof. Therefore, the Sub-Adviser is authorized to place orders for the purchase and sale of securities for the Portfolio with such brokers, subject to review by the Adviser and the Board from time to time with respect to the extent and continuation of this practice. It is understood that the services provided by such brokers may be useful to the Sub-Adviser in connection with its or its affiliates' services to other clients.

          (c) AGGREGATED TRANSACTIONS. On occasions when the Sub-Adviser deems the purchase or sale of a security or instrument to be in the best interest of a Portfolio as well as other clients of the Sub-Adviser, the Sub-Adviser may, to the extent permitted by applicable law and regulations, aggregate the order for securities or instruments to be sold or purchased. In such event, the Sub-Adviser will allocate securities or instruments so purchased or sold, as well as the expenses incurred in the transaction, in the manner the Sub-Adviser reasonably considers to be equitable and consistent with its fiduciary obligations to a Fund and to such other clients under the circumstances.

          (d) AFFILIATED BROKERS. The Sub-Adviser or any of its affiliates may act as broker in connection with the purchase or sale of securities or other investments for a Portfolio, subject to: (a) the requirement that the Sub-Adviser seek to obtain best execution and price within the policy guidelines determined by the Board and set forth in a Fund's current Registration Statement; (b) the provisions of the 1940 Act; (c) the provisions of the Advisers Act; (d) the provisions of the 1934 Act; and (e) other provisions of applicable law. These brokerage services are not within the scope of the duties of the Sub-Adviser under this Agreement. Subject to the requirements of applicable law and any procedures adopted by the Board, the Sub-Adviser or its affiliates may receive brokerage commissions, fees or other remuneration from a Fund for these services in addition to the Sub-Adviser's fees for services under this Agreement.

5. CUSTODY. Nothing in this Agreement shall permit the Sub-Adviser to take or receive physical possession of cash, securities or other investments of a Fund. The Sub-Adviser is authorized, as agent of the Fund, to give instructions to the custodian with respect to the Portfolio in order to carry out its duties under this Agreement, including with respect to delivery of securities and other investments and payments of cash for the account of the Portfolio. The Sub-Adviser shall have no liability for the acts or omissions of any custodian of the Fund's assets.

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6.        ALLOCATION OF CHARGES AND EXPENSES. The Sub-Adviser will bear its own costs of providing services hereunder. Other than as herein specifically indicated, the Sub-Adviser shall not be responsible for a Fund's, the Trust's or the Adviser's expenses, including without limitation: (i) brokerage and other expenses incurred in placing orders for the purchase and sale of securities and other investment instruments; (ii) interest and taxes; and (iii) custodian fees and expenses.

7.        REPRESENTATIONS, WARRANTIES AND COVENANTS.

          (a) PROPERLY REGISTERED. The Sub-Adviser is registered as an investment adviser under the Advisers Act, and will remain so registered for the duration of this Agreement. The Sub-Adviser is not prohibited by the Advisers Act or the 1940 Act from performing the services contemplated by this Agreement, and to the best knowledge of the Sub-Adviser, there is no proceeding or investigation that is reasonably likely to result in the Sub-Adviser being prohibited from performing the services contemplated by this Agreement. The Sub-Adviser agrees to promptly notify the Trust of the occurrence of any event that would disqualify the Sub-Adviser from serving as an investment adviser to an investment company. The Sub-Adviser is in compliance in all material respects with all applicable federal and state law in connection with its investment management operations.

          (b) ADV DISCLOSURE. The Sub-Adviser has provided the Trust with a copy of Part I of its Form ADV as most recently filed with the Commission and its Part II as most recently updated.

          (c) FUND DISCLOSURE DOCUMENTS. Upon reasonable request of Adviser, the Sub-Adviser will review, the Fund's (i) Registration Statement (including summary prospectus, prospectus and statement of additional information), (ii) periodic reports to shareholders, (iii) reports and schedules filed with the Commission (including any amendment, supplement or sticker to any of the foregoing) and (iv) advertising and sales material relating to the Portfolio (collectively the "Disclosure Documents") and shall notify Adviser as soon as reasonably practicable after such request if such Disclosure Documents contain or will contain any untrue statement of a material fact regarding Sub-Adviser, or omit any statement of material fact regarding Sub-Adviser required to be stated therein or necessary to make the statements therein not misleading.

          (d) USE OF THE NAME "CORNERSTONE ADVISORS." The Sub-Adviser has the right to use the name "Cornerstone Advisors" in connection with its services to the Trust. The Sub-Adviser is not, as of the date hereof, aware of any threatened or existing actions, claims, litigation or proceedings that would adversely affect or prejudice the rights of the Sub-Adviser or the Trust to use the name "Cornerstone Advisors."

          (e) INSURANCE. The Sub-Adviser maintains errors and omissions insurance coverage in an appropriate amount and shall provide prior written notice to the Trust (i) of any material changes in its insurance policies or insurance coverage; or (ii) if any

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material claims will be made on its insurance policies.  Furthermore, the
Sub-Adviser shall, upon reasonable request, provide the Trust with any information it may reasonably require concerning the amount of or scope of such insurance.

          (f) NO DETRIMENTAL AGREEMENT. The Sub-Adviser represents and warrants that it has no arrangement or understanding with any party, other than the Trust, that would influence the decision of the Sub-Adviser with respect to its selection of securities for a Portfolio, and that all selections shall be done in accordance with the Sub-Adviser's fiduciary duties under applicable law.

          (g) CONFLICTS. The services of the Sub-Adviser hereunder are not to be deemed exclusive and nothing in this Agreement shall limit or restrict the right of Sub-Adviser or any of its affiliates, partners, officers, or employees to engage in any other business or to devote his or her time and attention to the management or other aspects of any business, whether of a similar or a dissimilar nature, or limit or restrict Sub-Adviser's right to engage in any other business or to render services of any kind to any other fund, account (including proprietary accounts), corporation, firm, individual, or association. Sub-Adviser acts as adviser to other clients and may, subject to compliance with its fiduciary obligations, give advice, and take action, with respect to any of those which may differ from the advice given, or the timing or nature of action taken, with respect to the Portfolio. Subject to its fiduciary obligation to the Fund, Sub-Adviser shall have no obligation to purchase or sell for the Portfolio, or to recommend for purchase or sale by the Portfolio, any security which Sub-Adviser, its principals, affiliates or employees may purchase or sell for themselves or for any other clients.

          (h) REPRESENTATIONS. The representations and warranties in this
Section 7 shall be deemed to be made on the date this Agreement is executed and at the time of delivery of the quarterly compliance report required by Section 3(a), whether or not specifically referenced in such report.

8. THE NAME "Cornerstone Advisors." The Adviser has granted to the Trust a license to use the name "Cornerstone Advisors" (collectively, the "Name") as part of the name of the Fund. The foregoing authorization by the Adviser to the Trust to use the Name as part of the name of the Fund is not exclusive of the right of the Adviser itself to use, or to authorize others to use, the Name; the Sub-Adviser acknowledges and agrees that as between the Sub-Adviser and the Adviser, the Adviser has the right to use, or authorize others to use, the Name and the Sub-Adviser agrees to take such action as may reasonably be requested by the Adviser to give full effect to the provisions of this section. Without limiting the generality of the foregoing, the Sub-Adviser agrees that, upon the effective date any termination of this Agreement, the Sub-Adviser will not thereafter transact any new business using the name "Cornerstone Advisors."

9. SUB-ADVISER'S COMPENSATION. The Fund shall pay to the Sub-Adviser, as compensation for the Sub-Adviser's services hereunder, a fee, determined as described in Schedule A that is attached hereto and made a part hereof. Such fee shall be computed daily and paid not less than monthly in arrears by the Fund within thirty (30) calendar days of each month-end.

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          The Sub-Adviser will be compensated based on the portion of Fund assets allocated to the Sub-Adviser by the Adviser. The method for determining net assets of the Fund for purposes hereof shall be the same as the method for determining net assets for purposes of establishing the offering and redemption prices of Fund shares as described in the Fund's prospectus. In the event of termination of this Agreement, the fee provided in this Section shall be computed on the basis of the period ending on the last business day on which this Agreement is in effect subject to a pro rata adjustment based on the number of days elapsed in the current month as a percentage of the total number of days in such month.

10. INDEPENDENT CONTRACTOR. In the performance of its duties hereunder, the Sub-Adviser is and shall be an independent contractor and, unless otherwise expressly provided herein or otherwise authorized in writing, shall have no authority to act for or represent the Fund, the Trust or the Adviser in any way or otherwise be deemed to be an agent of the Fund, the Trust or the Adviser. If any occasion should arise in which the Sub-Adviser gives any advice to its clients concerning the shares of a Fund, the Sub-Adviser will act solely as investment counsel for such clients and not in any way on behalf of the Fund.

11. ASSIGNMENT AND AMENDMENTS. This Agreement shall automatically terminate, without the payment of any penalty, (i) in the event of its assignment (as defined in section 2(a)(4) of the 1940 Act) or (ii) in the event of the termination of the Management Agreement; provided that such termination shall not relieve the Adviser or the Sub-Adviser of any liability incurred hereunder.

          This Agreement may not be added to or changed orally and may not be modified or rescinded except by a writing signed by the parties hereto and in accordance with the 1940 Act, when applicable.

12.       DURATION AND TERMINATION.

This Agreement shall become effective as of the date executed and shall remain in full force and effect continually thereafter, subject to renewal as provided in Section 12(c) and unless terminated automatically as set forth in Section 11 hereof or until terminated as follows:

          (a) The Trust may cause this Agreement to terminate either (i) by vote of its Board or (ii) with respect to the Fund, upon the affirmative vote of a majority of the outstanding voting securities of the Fund; or

          (b) The Adviser may at any time terminate this Agreement by not more than sixty (60) days' nor less than thirty (30) days' written notice delivered or mailed by registered mail, postage prepaid, to the Sub-Adviser; or

          (c) The Sub-Adviser may at any time terminate this Agreement by not more than sixty (60) days' nor less than thirty (30) days' written notice delivered or mailed by registered mail, postage prepaid, to the Adviser; or

          (d) This Agreement shall automatically terminate two years from the date of its execution unless its renewal is specifically approved at least annually thereafter by (i) a majority vote of the Trustees, including a majority vote of such Trustees who are not interested persons of the Trust, the Adviser or the Sub-Adviser, at a meeting called for the purpose of voting on such approval; or (ii) the vote of a majority of the outstanding voting securities of the Fund; provided, however, that if the continuance of this Agreement is submitted to the shareholders of the Fund for their approval and such shareholders fail to approve such continuance of this Agreement as provided herein, the Sub-Adviser may continue to serve hereunder as to the Fund in a manner consistent with the 1940 Act and the rules and regulations thereunder; and

          (e) Termination of this Agreement pursuant to this Section shall be without payment of any penalty.

In the event of termination of this Agreement for any reason, the Sub-Adviser shall, immediately upon notice of termination or on such later date as may be specified in such notice, cease all activity on behalf of the Fund and with respect to any of its assets, except as expressly directed by the Adviser or as otherwise required by any fiduciary duties of the Sub-Adviser under applicable law. In addition, the Sub-Adviser shall deliver the Portfolio's Books and Records to the Adviser by such means and in accordance with such schedule as the Adviser shall reasonably direct and shall otherwise cooperate, as reasonably directed by the Adviser, in the transition of portfolio asset management to any successor of the Sub-Adviser, including the Adviser. The Sub-Adviser shall not be liable for any effect on the Portfolio or Fund due to the termination of this Agreement and transition of portfolio asset management to any successor of the Sub-Adviser.

13.       CERTAIN DEFINITIONS. FOR THE PURPOSES OF THIS AGREEMENT:

         (a) "Affirmative vote of a majority of the outstanding voting securities of the Fund" shall have the meaning as set forth in the 1940 Act, subject, however, to such exemptions as may be granted by the Commission under the 1940 Act or any interpretations of the Commission staff.

          (b) "Interested persons" and "Assignment" shall have their respective meanings as set forth in the 1940 Act, subject, however, to such exemptions as may be granted by the Commission under the 1940 Act or any interpretations of the Commission staff.

14.       LIABILITY OF THE SUB-ADVISER.

           (a) The Sub-Adviser shall have responsibility for the accuracy and completeness (and liability for the lack thereof) of statements in the Fund's Disclosure Documents regarding the Sub-Adviser, provided such statement or omission was made in reliance upon information furnished by Sub-Adviser, Sub-Adviser was given a reasonable amount of time to review the Disclosure Document prior to its filing, dissemination or use, and any material comments to such Disclosure Document provided by Sub-Adviser to Adviser, the Trust or the Fund were included in such Disclosure Document verbatim.

           (b) Except as may otherwise be provided by the 1940 Act or any other federal securities law, the Sub-Adviser shall not be liable for any losses, claims, damages, liabilities or litigation (including legal and other expenses) incurred or suffered by the Adviser, the Fund or the Trust as a result of any error of judgment or mistake of law by the Sub-Adviser with respect to the Portfolio.

          (c) The Sub-Adviser shall be liable to the Fund for any loss (including transaction costs) incurred by the Fund as a result of any investment made by the Sub-Adviser on behalf of the Portfolio in material contravention of: (i) any investment policy, guideline or restriction set forth in the Registration Statement or as approved by the Board from time to time and provided to the Sub-Adviser ("Investment Guidelines); or (ii) applicable law, including but not limited to the 1940 Act and the Code (including but not limited to the Portfolio's failure to satisfy the diversification or source of income requirements of Subchapter M of the Code); provided such loss did not result directly or indirectly from the gross negligence, fraud, willful misconduct or reckless disregard of its duties of, or the delivery of incorrect or incomplete information by, the Adviser, the Fund, the Trust or any officer, director, employee, agent, representative or service provider of any of them (the investments described in this subsection (b) collectively are referred to as "Improper Investments"). For the avoidance of doubt and notwithstanding any provision to the contrary contained in this Agreement, any loss incurred by the Fund as a result of (i) events beyond the reasonable control of the Sub-Adviser or (ii) deviations from the Investment Guidelines resulting from market events, including but not limited to, daily market fluctuations and corporate actions, as well as, contributions to, or withdrawals from, the Portfolio, shall not be deemed to be Improper Investments and Sub-Adviser shall have no liability or duty of indemnification with respect thereto.

          (d) The Sub-Adviser shall indemnify and hold harmless the Trust, each affiliated person of the Trust within the meaning of Section 2(a)(3) of the 1940 Act, and each person who controls the Trust within the meaning of Section 15 of the 1933 Act (any such person, an "Indemnified Party") against any and all losses, claims, damages, expenses or liabilities (including the reasonable cost of investigating and defending any alleged loss, claim, damage, expense or liability and reasonable counsel fees incurred in connection therewith) to which any such person may become subject under the 1933 Act, the 1934 Act, the 1940 Act or other federal or state statutory law or regulation, at common law or otherwise, insofar as such losses, claims, damages, expenses or liabilities (or actions in respect thereof) arise out of or are based upon: (i) a material breach by the Sub-Adviser of this Agreement or of the representations and warranties made by the Sub-Adviser herein; (ii) any Improper Investment; or
(iii) any untrue statement or alleged untrue statement of a material fact regarding Sub-Adviser contained in any Disclosure Document or the omission or alleged omission from a Disclosure Document of a material fact regarding Sub-Adviser required to be stated therein or necessary to make the statements therein not misleading, provided such statement or omission was made in reliance upon information furnished by Sub-Adviser, Sub-Adviser was given a reasonable amount of time to review the Disclosure Document prior to its filing, dissemination or use, and any material comments to such Disclosure Document provided by Sub-Adviser to Adviser, the Trust or the Fund were included in such Disclosure Document verbatim; provided, however, that nothing herein shall be deemed to protect any Indemnified Party against any loss, claim, damage, expense or liability to which such Indemnified Party would otherwise be subject resulting directly or indirectly from the gross negligence, fraud, willful misconduct or reckless disregard of its duties of, or the delivery of incorrect or incomplete information by, any Indemnified Party or any officer, director, employee, agent, representative or service provider of any of them.

          (e) The Adviser shall indemnify and hold harmless the Sub-Adviser, each affiliated person of the Sub-Adviser within the meaning of Section 2(a)(3) of the 1940 Act, and each person who controls the Sub-Adviser within the meaning of Section 15 of the 1933 Act (any such person, a "Sub-Adviser Indemnified Party") against any and all losses, claims, damages, expenses or liabilities (including the reasonable cost of investigating and defending any alleged loss, claim, damage, expense or liability and reasonable counsel fees incurred in connection therewith) to which any such person may become subject under the 1933 Act, the 1934 Act, the 1940 Act or other federal or state statutory law or regulation, at common law or otherwise, insofar as such losses, claims, damages, expenses or liabilities (or actions in respect thereof) arise out of or are based upon: (i) a material breach by the Adviser of this Agreement or the representations and warranties made by the Adviser herein; (ii) any willful misconduct, fraud, bad faith, reckless disregard or gross negligence of the Adviser or any of its officers, directors, employees, agents or service providers; (iii) any failure by Adviser to properly notify Sub-Adviser of any changes to any Fund Documentation and Policies, Disclosure Document, or any policies, guidelines, instructions or procedures of the Fund, Trust or Adviser applicable to the services provided by Sub-Adviser hereunder;
(iv) any untrue statement of a material fact contained in a Disclosure Document or the omission to state therein a material fact known to the Adviser which was required to be stated therein or necessary to make the statements therein not misleading, unless such statement or omission was made in direct reliance upon information furnished to the Adviser by the Sub-Adviser for use in such Disclosure Document; or (v) any action or omissions taken by Sub-Adviser in accordance with an instruction or direction provided by Adviser, the Trust or the Board of Trustees of the Trust; provided, however, that nothing herein shall be deemed to protect any Sub-Adviser Indemnified Party against any loss, claim, damage, expense or liability to which such Sub-Adviser Indemnified Party would otherwise be subject resulting directly or indirectly from the gross negligence, fraud, willful misconduct or reckless disregard of its duties of, or the delivery of incorrect or incomplete information by, any Sub-Adviser Indemnified Party or any officer, director, employee, agent, representative or service provider of any of them.

15. ENFORCEABILITY. Any term or provision of this Agreement which is invalid or unenforceable in any jurisdiction shall, as to such jurisdiction be ineffective to the extent of such invalidity or unenforceability without rendering invalid or unenforceable the remaining terms or provisions of this Agreement or affecting the validity or enforceability of any of the terms or provisions of this Agreement in any other jurisdiction.

16. LIMITATION OF LIABILITY. The parties to this Agreement acknowledge and agree that all litigation arising hereunder, whether direct or indirect, and of any and every nature whatsoever shall be satisfied solely out of the assets of the affected Fund and that no Trustee, officer or holder of shares of beneficial interest of the Fund shall be personally liable for any of the foregoing liabilities. The Trust's Certificate of Trust, as amended from time to time, is on file in the Office of the Secretary of State of the Commonwealth of Massachusetts. Such Certificate of Trust and the Trust's Agreement and Declaration of Trust describe in detail the respective responsibilities and limitations on liability of the Trustees, officers, and holders of shares of beneficial interest.

                    The parties hereby agree that the duties, responsibilities and obligations of the Sub-Adviser hereunder only relate to the Portfolio and the Sub-Adviser shall not be responsible or liable with respect to any other assets of the Fund or Trust.

17. CHANGE IN THE ADVISER'S OWNERSHIP. The Sub-Adviser agrees that it shall notify the Trust of any anticipated or otherwise reasonably foreseeable change in the ownership of the Sub-Adviser within a reasonable time prior to such change being effected but in no event sooner than such information is disclosed publicly by Sub-Adviser.

18. CONFIDENTIAL RELATIONSHIP. Any information and advice furnished by any party to this Agreement to the other party or parties shall be treated as confidential and shall not be disclosed to third parties without the consent of the other party hereto except (i) as required by law, rule or regulation or
(ii) with respect to disclosure to a party's officers, directors, employees, professional advisers or service providers ("Representatives") that need to know such information solely in connection with the performance of such party's duties and obligations under this Agreement. The foregoing shall not apply to any information that is public when provided or thereafter becomes public, unless the party receiving the information knows or reasonably should have known that the information became public as a result of a wrongful or illegal act. All information disclosed as required by law, rule or regulation shall nonetheless continue to be deemed confidential. The Sub-Adviser retains all rights in and to any of its proprietary investment models, strategies and approaches used by or on behalf of the Portfolio and any models, strategies or approaches based upon or derived from them.

19. ALLOCATION OF ASSETS. Notwithstanding anything to the contrary contained in this Agreement, the parties hereby agree that the terms of this Agreement, including the obligations, responsibilities and liabilities hereunder shall not apply to Sub-Adviser until such time that Sub-Adviser is allocated Fund assets in accordance with Schedule B hereto. Schedule B may not be amended to allocate Fund assets to the Sub-Adviser without the consent of the Adviser and Sub-Adviser. Further, the parties agree that at such time that Fund assets are allocated to Sub-Adviser in accordance with Schedule B, Sub-Adviser shall be provided with the opportunity to review the current Disclosure Documents of the Fund and such Disclosure Documents shall be amended or supplemented by Adviser if the parties agree, while acting in good faith and upon the advice of counsel, that such supplements are necessary.

20. JURISDICTION. This Agreement shall be governed by and construed in accordance with the substantive laws of the Commonwealth of Massachusetts and the Sub-Adviser consents to the jurisdiction of courts, both state or federal, in Massachusetts, with respect to any dispute under this Agreement.

21. PARAGRAPH HEADINGS. The headings of paragraphs contained in this Agreement are provided for convenience only, form no part of this Agreement and shall not affect its construction.

22. COUNTERPARTS. This Agreement may be executed simultaneously in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

IN WITNESS WHEREOF, the parties hereto have caused this instrument to be signed on their behalf by their duly authorized officers as of the date first above written.

CORNERSTONE ADVISORS INC.

By: /s/ Bruce Duff

Name: Bruce Duff

Title: Secretary

THE ADVISORS' INNER CIRCLE FUND
(solely for the purpose of paying the fee in Section 9 hereto)

By:______________________________________
Name:
Title:

AQR CAPITAL MANAGEMENT, LLC

By: /s/ Emily A. Locher

Name:  Emily A. Locher

Title: Deputy General Counsel

                                   SCHEDULE A
                                     TO THE
                             SUB-ADVISORY AGREEMENT
                         DATED AUGUST 14, 2012 BETWEEN
                              CORNERSTONE ADVISORS
                                      AND
                          AQR CAPITAL MANAGEMENT, LLC

The Fund will pay to the Sub-Adviser as compensation for the Sub-Adviser's services rendered, a fee, computed daily at an annual rate based on the average daily net assets of the respective Fund as may be allocated by the Adviser to the Sub-Adviser from time to time under the following fee schedule:


FUND                                                ANNUAL RATE
----                                                -----------
Public Alternatives Fund                            1.10%

                                   SCHEDULE B
                                     TO THE
                             SUB-ADVISORY AGREEMENT
                         DATED AUGUST 14, 2012 BETWEEN
                              CORNERSTONE ADVISORS
                                      AND
                          AQR CAPITAL MANAGEMENT, LLC


                                               Percent of Assets Alloca ted
          Fund                                       to Sub-Adviser
---------------------------                    ---------------------------
Public Alternatives Fund                                     0%


This Schedule B may not be amended to allocate Fund assets to the Sub-Adviser without the consent of both the Adviser and Sub-Adviser.